NORDIC BULK VENTURES HOLDING COMPANY LTD.
STOCK PURCHASE AGREEMENT DTD. JANUARY 23, 2017
ADDENDUM

This Addendum to the Stock Purchase Agreement dated the 23rd day of January, 2017 (the “Agreement”) is made and entered into as a deed this 10th day of February, 2017 (the “Addendum”), by and between Bulk Fleet Bermuda Holding Company Ltd., a Bermuda company with its registered address located at 3rd Floor, Par la Ville Place, Par la Ville Road, Hamilton HM08 Bermuda ( “BFB” or “Buyer”); ST Shipping and Transport Pte. Ltd., a Singapore company with its registered address located at 1 Temasek Avenue, #34-01 Millenia Tower, Singapore 039192 (“STST” or “Seller”), and; Nordic Bulk Ventures Holding Company Ltd., a Bermuda company with its registered address located at 3rd Floor, Par la Ville Place, Par la Ville Road, Hamilton HM08 Bermuda (the “Company”, and together with the Buyer and Seller, the “Parties”).
IT IS HERBY AGREED by and between the Parties:

1.	Clause 2 of the Agreement is amended by adding the following as Clause 2f:
“f.    The Seller at its sole discretion may accept that the payments as provided for in Clauses 2(c) and 2(e) can be remitted by the Buyers through the Company’s bank account, it being understood that the Buyers hold the beneficial interest in the funds so remitted, and provided that:

(i)The Buyer shall be and remain the prime obligor in respect of all obligations under the Agreement including but not limited to the obligation by the Buyer to make full and punctual payments to Seller;

(ii) If the Company fails to effect the payments in accordance with Clauses 2(c) and 2(e), then the Buyer upon Seller’s first demand shall promptly, but in no event later than within three business days upon Seller’s respective notice, effect such payment which shall meet all requirements pursuant to Clauses 2(c) and 2(e).

(iii) The Buyer shall be and remain responsible for all cost and expenses incurred by Seller in connection with any delay or failure of the Company to arrange for the payment in accordance with Clauses 2(c) and 2(e).”

2.All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, this Addendum has been executed as a deed and delivered as of the date written above.
Seller:

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EXECUTED AS A DEED by
ST SHIPPING AND TRANSPORT PTE. LTD.

By:     /s/ R. Dumpleton        /s/ R. Koot
Name: R. Dumpleton            R. Koot
Title: Director            Director

Buyer:

EXECUTED AS A DEED by
BULK FLEET BERMUDA HOLDING COMPANY LIMITED

By:     /s/ Deborah Davis
Name: Deborah Davis
Title:     Director

Company:

EXECUTED AS A DEED by
NORDIC BULK VENTURES HOLDING COMPANY LTD.

By:     /s/ Arthur E.M. Jones
Name: Arthur E.M. Jones
Title:     Director

Consenting Parties:

ACKNOWLEDGED AND AGREED:

EXECUTED AS A DEED by
BULK PARTNERS (BERMUDA) LTD.

By:     /s/ Arthur E.M. Jones
Name: Arthur E.M. Jones
Title:     Director

EXECUTED AS A DEED by
NORDIC BULK CARRIERS A/S

By: /s/ Mads Boye Peterson
Name: Mads Boye Peterson
Title:    Director

EXECUTED AS A DEED by
GLENCORE PLC (formerly GLENCORE XSTRATA PLC)

By:     /s/ John Burton
Name: John Burton
Title:    Company Secretary

EXECUTED AS A DEED by
GLENCORE INTERNATIONAL AG

By: /s/ Andreas Hubmann        Shaun Teichner
Name: Andreas Hubmann        Shaun Teichner
Title: Director            Officer

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